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EXTENSION OF EMPLOYMENT AGREEMENT

THIS EXTENSION AGREEMENT is made and entered into this 30th day of January, 1997, by and between HARVEYS CASINO RESORTS, a Nevada corporation, hereinafter referred to as Harveys', and EDWARD B. BARRACO, hereinafter referred to as Employee', as follows:

WITNESSETH:

WHEREAS, Harveys and Employee did, on the 24th day of August, 1995, enter into an Employment Agreement (the Agreement');and

WHEREAS, pursuant to Paragraph 3.01 of the Agreement, Employee agreed to be employed by Harveys for an initial period of at least two (2) years commencing on the 19th day of July, 1995, and terminating on the 18th day of July, 1997; and

WHEREAS, Harveys and Employee desire to extend the term of employment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree to extend the term of employment for an additional two (2) years commencing on the 19th day of July, 1997, to and including the 18th day of July, 1999.

DATED this 30th day of January, 1997

EMPLOYEE: Edward B. Barraco

EMPLOYER: Harveys Casino Resorts, a Nevada corporation
          Charles W. Scharer, Chief Executive Officer